Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Form of Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Protected Series - Global is incorporated herein by reference to Exhibit
(d)(231) to Post-Effective Amendment No. 195 to Janus Investment Fund registration statement on Form N-1A, filed on January 28, 2014; accession number 0000950123-14-000649 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Stephanie Grauerholz-Lofton and Heidi W. Hardin.

Form of Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Protected Series - Growth is incorporated herein by reference to Exhibit
(d)(232) to Post-Effective Amendment No. 195 to Janus Investment Fund registration statement on Form N-1A, filed on January 28, 2014; accession number 0000950123-14-000649 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Stephanie Grauerholz-Lofton and Heidi W. Hardin.